INTERIM COMMERCIALIZATION AND REVENUE SHARE AGREEMENT

This Interim Commercialization and Revenue Share Agreement (this "Agreement") is made as of 3/6/2026 (the "***Effective Date***"), by and between WELLGISTICS HEALTH, INC., a Delaware corporation with its principal place of business at 3000 Bayport Drive, Suite 950, Tampa, FL 33607 ("***Wellgistics***"), and KARE PHARMTECH, LLC, a Florida limited liability company with its principal place of business at 5600 Mariner Street., Ste 220, Tampa, FL 33609 ("***PharmTech***"). Wellgistics and PharmTech may be referred to individually as a "***Party***" and collectively as the "***Parties***."

BACKGROUND:

1. The Parties are currently evaluating a broader strategic relationship involving the commercialization and distribution of certain pharmaceutical and healthcare products.

2. Pending negotiation of any such broader arrangement, the Parties desire to collaborate on an interim basis to commercialize certain PharmTech products through the Wellgistics distribution and pharmacy network, subject to the terms of this Agreement.

TERMS AND CONDITIONS:

NOW, THEREFORE, in consideration of the Background above and the mutual covenants and agreements herein contained, the adequacy and sufficiency of which are acknowledged, the Parties agree as follows:

1. PRODUCT. "***Product***" means the following PharmTech product(s):

"KARE Verify," a product that provides benefits verification and eligibility verification services.

including any associated packaging, formulations, trademarks, and related intellectual property owned or licensed by PharmTech.

2. COMMERCIALIZATION RIGHTS.

2.1 Authorization. PharmTech hereby authorizes Wellgistics, during the Term of this Agreement, to market, promote, and distribute the Product through:

2.1.1 Wellgistics pharmacy, manufacturers and distribution channels;

2.1.2 affiliated pharmacies and providers; and

2.1.3 telemedicine and digital pharmacy platforms.

2.2 Supply. PharmTech shall be responsible for supplying the Product or arranging for supply through its approved manufacturers or distributors.

2.3 Non-Exclusivity. This Agreement is non-exclusive. Nothing herein restricts either Party from commercializing similar products independently or with third parties.

3. REVENUE SHARE.

3.1 Net Revenue Definition. "***Net Revenue***" means gross revenue actually received from the sale of the Product, less the following deductions:

3.1.1 refunds and chargebacks;

3.1.2 payment processing fees;

3.1.3 taxes imposed on the sale;

3.1.4 discounts or rebates granted in the ordinary course; and

3.1.5 shipping and logistics costs directly attributable to the sale.

3.2 Revenue Split. Net Revenue generated from sales of the Product under this Agreement shall be shared as follows:

3.2.1 50% to Wellgistics; and

3.2.2 50% to PharmTech.

3.3 Reporting. Within fifteen (15) days after the end of each calendar month, the selling Party shall provide a written revenue statement showing:

3.3.1 total gross revenue;

3.3.2 deductions;

3.3.3 Net Revenue calculation; and

3.3.4 revenue share payable.

3.4 Payment. Revenue share payments shall be made within fifteen (15) days after delivery of the applicable monthly statement. Payments subject to receipt of related customer invoice collections.

4. INTELLECTUAL PROPERTY.

4.1 Ownership. PharmTech retains all right, title, and interest in and to:

4.1.1 the Product;

4.1.2 associated formulations;

4.1.3 trademarks;

4.1.4 patents; and

4.1.5 regulatory approvals.

4.2 Platform and Distribution Rights. Wellgistics retains all right, title, and interest in and to:

4.2.1 its distribution systems;

4.2.2 pharmacy network relationships;

4.2.3 technology platforms; and

4.2.4 commercialization infrastructure.

Nothing in this Agreement transfers ownership of intellectual property between the Parties.

5. REGULATORY COMPLIANCE. Each Party shall comply with all applicable laws and regulations relating to the commercialization and distribution of the Product, including where applicable:

5.1 FDA regulations;

5.2 state pharmacy licensing requirements;

5.3 drug supply chain security laws; and

5.4 applicable healthcare fraud and abuse laws.

Each Party shall be responsible for compliance with laws applicable to its own activities under this Agreement.

6. TERM AND TERMINATION.

6.1 Term. This Agreement shall commence on the Effective Date and continue for thirty six (36) months unless earlier terminated.

6.2 Termination for Convenience. Either Party may terminate this Agreement the later of thirty (30) days written notice to the other Party or end user customer contracts.

6.3 Termination for Cause. Either Party may terminate immediately if the other Party materially breaches this Agreement and fails to cure such breach within fifteen (15) days after written notice.

6.4 Effect of Termination. Upon termination:

6.4.1 no new Product sales shall be initiated;

6.4.2 existing customer obligations may be fulfilled; and

6.4.3 revenue sharing shall continue for all transactions occurring prior to termination.

7. INDEMNIFICATION.

7.1 PharmTech Indemnity. PharmTech shall indemnify and hold harmless Wellgistics from claims arising from:

7.1.1 product defects;

7.1.2 manufacturing issues; and

7.1.3 intellectual property infringement related to the Product.

7.2 Wellgistics Indemnity. Wellgistics shall indemnify and hold harmless PharmTech from claims arising from:

7.2.1 improper marketing practices;

7.2.2 distribution misconduct; and

7.2.3 violation of applicable laws in commercialization activities.

8. CONFIDENTIALITY. Each Party agrees to maintain the confidentiality of all non-public business, technical, and commercial information received from the other Party and to use such information solely for purposes of performing under this Agreement.

9. NO PARTNERSHIP OR JOINT VENTURE. Nothing in this Agreement shall be deemed to create any partnership, joint venture, agency, or fiduciary relationship between the Parties. Each Party acts as an independent contractor.

10. ASSIGNMENT. Neither Party may assign this Agreement without the prior written consent of the other Party, except in connection with a merger, acquisition, or sale of substantially all of its assets.

11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to conflict of law principles.

12. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior discussions or understandings.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed effective as of the Effective Date.

WELLGISTICS HEALTH, INC.

Signed by:

Prashant Patel

By: Prashant Patel
Its: President

KARE PHARMTECH, LLC

Signed by:

Mital Panara

By: Mital Panara
Its: President